Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Sew Cal Logo, Inc. (the "Company") on Form 10-Q for the period ending,  November 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Judy Songer, Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending November 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending November 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of Sew Cal Logo, Inc.

Dated: January 20, 2009

SEW CAL LOGO, INC.

By:	/s/ Judy Songer
Chief Financial Officer